Exhibit 99.1

News Release

Contacts:	Jim Fanucchi	Betty Wiggins
	Summit IR Group	Optika Inc.
	(408) 404-5400	(719) 260-4388
	jim@summitirgroup.com	investorrelations@optika.com

OPTIKA INC. ANNOUNCES 29 PERCENT

YEAR-OVER-YEAR REVENUE GROWTH FOR Q1 2004

License Revenue Increases 52 Percent Over Q1 2003;

Strong ECM Market Momentum Drives Expanded Customer and Reseller Base

Colorado Springs, Colo.—April 7, 2004 —Optika® Inc. (NASDAQ: OPTK), a leading Enterprise Content Management (ECM) provider of imaging, workflow, collaboration and records management software, today reported financial results for its first quarter of fiscal 2004, ended March 31, 2004.

Revenue for the first quarter was $5.6 million, an increase of 29 percent from the $4.3 million reported in the first quarter of 2003, and up 1 percent from the $5.6 million reported in the fourth quarter of 2003.

Net loss for the first quarter was $79,000, or a basic net loss of $0.01 per share. This compares with a net loss of $558,000, or a basic net loss of $0.07 per share in first quarter of 2003, and net income of $279,000, or basic net income of $0.03 per share in the fourth quarter of 2003. First quarter 2004 net loss includes charges of $417,000 associated with the proposed merger with Stellent Inc. Excluding these merger-related charges, first quarter non-GAAP net income was $338,000, or basic net income of $0.04 per share. The company generated approximately $350,000 of cash during the first quarter of 2004.

“Our license revenue growth of 52 percent year-over-year is a testament to our focus on delivering solutions that tightly integrate with leading ERP systems,” said Mark K. Ruport, president, CEO and chairman of Optika. “Our commitment to increasing sales coverage and providing high-quality software products that deliver measurable ROI, combined with the rising momentum of the enterprise content management market, places Optika in a unique position to take advantage of the growth opportunities in front of us.”

In the first quarter of 2004, many new and existing customers purchased Acorde™ software, including Ingenix, Inc., Granite Construction Incorporated, Verizon Wireless, Badger Mutual Insurance, City of Seattle, and Louisville Gas & Electric. In addition, a number of Optika customers purchased Acorde Records Management™, including Entergy-Koch and Southern LINC.

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Optika Inc. Announces Financial Results for Q1 2004

Optika also continued to grow its reseller program, and added several new Advantage Partners in the first quarter, including Aston Business Solutions (Ann Arbor, Mich.), ePartners, Inc. (Dallas), American MicroImaging (Los Angeles), Idea Integration (Jacksonville, Fla.), Imaging Solutions Company (Wichita, Kan.), and DigiTec Companies (Houston). These partners contribute to the strategic focus of Optika in leveraging financial systems. For example, Aston Business Solutions is the Microsoft Global Partner of The Year for 2003. Idea Integration is a Microsoft Certified Partner, a PeopleSoft Consulting Partner, an Oracle Certified Partner, a SAP Services Partner, and an expert in Geographic Information Systems (GIS).

Merger Agreement with Stellent, Inc.

On Jan. 12, 2004 the company announced it entered into a definitive merger agreement with Stellent, Inc. (NASDAQ:STEL). As previously announced, the transaction is expected to close in the second quarter.

“Awareness of Optika and our solutions in the marketplace has increased after the announced proposed merger with Stellent, resulting in greater demand for Optika’s products with existing and potential customers in the first quarter,” said Mr. Ruport. “We expect the combined company will realize revenue and expense synergies, delivering accelerated growth and profitability, which we believe will result in increased shareholder value.”

Optika Outlook

“Over the last year we have increased our license revenue while also generating a substantial amount of cash from operations,” said Steven M. Johnson, chief financial officer of Optika. “We have created a solid foundation for our business, and we expect to continue to grow revenue and maintain profitability in the second quarter.”

Conference Call

Optika management will hold a conference call to discuss the company’s first quarter financial results on April 8 at 9:00 a.m. Eastern Time. To access the conference call, dial (973) 582-2767 by 8:50 a.m. Eastern Time. A replay of the conference call will be available until April 22. To access the recording, dial (973) 341-3080, passcode: 4651054. A live webcast of the conference call will also be available via the investor relations section of the company’s Web site at www.optika.com.

About Optika

Headquartered in Colorado Springs, Colo., Optika Inc (NASDAQ:OPTK) is a leading provider of imaging, workflow, collaboration and records management software. Optika’s Acorde™ family of Enterprise Content Management (ECM) solutions allows companies to streamline their business processes, eliminate paper and increase operational efficiencies. The company’s more than 2,000 customers worldwide include The Home Depot, Merrill Lynch, Georgia-Pacific, Bayer Corporation, Turner Broadcasting Systems, Airborne Express, and SBC Communications. For more information about Optika and the Acorde product family, contact the company at 719.548.9800 or visit www.optika.com.

Optika Inc. Announces Financial Results for Q1 2004

NON-GAAP FINANCIAL MEASUREMENTS

The non-GAAP net income and basic net income per share amounts supplement the corresponding financial measurement computed in accordance with generally accepted accounting principles (GAAP) and excludes merger related costs. The Company has provided this non-GAAP financial measure to assist investors to better understand the Company’s core operating performance and to enhance comparisons of its core operating performance with historical periods and the operating performance of its competitors. Items excluded from non-GAAP financial measurements are also excluded by management in its evaluation of the core operating performance of the Company and in its evaluation of trends between fiscal periods. In addition, the Company prepares and maintains all budgets and forecasts of future periods on a basis consistent with this non-GAAP financial measurement. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements that are subject to risks, uncertainties and other factors that could be deemed forward-looking statements and could cause actual results to differ materially from those referred to in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements of expected synergies, industry ranking, timing of closing, market or customer needs, organizational structure and execution of integration plans are all forward-looking statements. Risks, uncertainties and assumptions include the possibility that the Stellent/Optika merger does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval or that prior to the closing of the proposed merger, the businesses of the companies suffer due to uncertainty; the market for the sale of certain products and services may not develop as expected; that development of these products and services may not proceed as planned; that Optika and Stellent are unable to transition customers, successfully execute their integration strategies, or achieve planned synergies; lack of market acceptance of the Stellent and Optika suite of products, failure of the market for enterprise content management software to develop and grow as quickly as expected; delays and difficulties in introducing new products and enhancements to address the needs of specific vertical markets; the introduction of new products or services by competitors that could delay or reduce sales; the failure of reseller and OEM programs to develop as expected; the impact of world and geopolitical events on sales cycles and transaction closure rates; and actual or perceived declining economic conditions that could negatively affect sales and profits; other risks that are described from time to time in Stellent and Optika’s Securities and Exchange Commission reports. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Stellent and Optika’s results could differ materially from either company’s expectations in these statements. All forward-looking statements in this press release are made as of the date hereof, based on information available to Optika as of the date hereof, and Optika assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, Stellent (NASDAQ: STEL) and Optika have filed a joint proxy statement/prospectus with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF STELLENT AND OPTIKA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT STELLENT, OPTIKA AND THE PROPOSED MERGER. Investors and security holders may obtain without charge copies of the joint proxy statement/prospectus and other relevant materials, and any other documents filed by Stellent or Optika with the Securities and Exchange Commission at the SEC’s web site at http://www.sec.gov. A free copy of the joint proxy statement/prospectus and other relevant materials, and any other documents filed by Stellent or Optika with

Optika Inc. Announces Financial Results for Q1 2004

the SEC, may also be obtained from Stellent and Optika. In addition, investors and security holders may access copies of the documents filed with the SEC by Stellent on Stellent’s website at www.Stellent.com. Investors and security holders may obtain copies of the documents filed with the SEC by Optika on Optika’s website at www.Optika.com.

INFORMATION CONCERNING PARTICIPANTS

Each of Stellent and Optika and their respective officers and directors may be deemed to be participants in the solicitation of proxies from their respective stockholders in favor of the transaction. Information about the directors and executive officers of Stellent may be found in Stellent’s definitive proxy statement for its 2003 annual meeting of shareholders and in Stellent’s annual report on Form 10-K for the fiscal year ended March 31, 2003. Information about the directors and officers of Optika may be found in Optika’s definitive proxy statement for its 2003 annual meeting of stockholders and in Optika’s annual report on Form 10-K for the fiscal year ended December 31, 2003. In addition, information regarding the interests of Optika’s officers and directors in the transaction are included in the joint proxy statement/prospectus.

(Condensed consolidated statements of operations and balance sheets follow)

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Optika Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except per share amounts)

	Quarter Ended
	March 31, 2004	March 31, 2003
Revenues:
Licenses	$1,873	$1,231
Maintenance and other	3,749	3,115

Total revenues	5,622	4,346
Cost of revenues:
Licenses	170	180
Maintenance and other	1,047	925

Total cost of revenues	1,217	1,105

Gross profit	4,405	3,241
Operating expenses:
Sales and marketing	2,384	2,227
Research and development	1,164	1,191
General and administrative	570	399
Merger expenses	417	—

Total operating expenses	4,535	3,817

Loss from operations	(130)	(576)
Other income	51	18

Loss before income taxes	(79)	(558)
Income taxes	—	—

Net loss	$(79)	$(558)

Basic and diluted loss per common share	$(0.01)	$(0.07)
Weighted average number of common shares outstanding	9,370	8,351

Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	March 31, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$4,283	$3,929
Restricted cash and cash equivalents	100	100
Short-term investments	5,153	5,153
Accounts receivable, net	4,475	4,696
Other current assets	462	523

Total current assets	14,473	14,401
Property and equipment, net	678	683
Intangible assets, net	559	584
Goodwill	1,166	1,166
Other assets	126	221

	$17,002	$17,055

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$2,288	$2,763
Deferred revenues	6,703	6,358

Total current liabilities	8,991	9,121
Total stockholders’ equity	8,011	7,934

	$17,002	$17,055